ELEPHANT TALK COMMUNICATIONS, INC. ANNOUNCES COMPLETION OF OFFERING OF UNITS CONSISTING OF COMMON STOCK AND WARRANTS

Amsterdam, The Netherlands – October 14, 2010 – Elephant Talk Communications, Inc. (OTCBB: ETAK) an international provider of business software and services to the telecommunications and financial services industry, announced that it has completed the fourth and final closing of its private placement offering (the "Offering") of units comprised of one share of common stock, no par value (the “Common Stock”) and warrants to purchase shares of Common Stock (the “Warrants”, and together with the Common Stock, the “Units”) to accredited investors.  In aggregate, the Company raised $14,000,000 in gross proceeds on the sale of 11,666,686 Units.  After payment of commissions, non-accountable expenses and other fees and expenses, the Company raised net proceeds of $12,340,908.

As a result of the Company raising in excess of $11,000,000 in the Offering, certain promissory notes aggregating $4,000,000 and $1,332,383 owned by QAT II Investments, SA, an investment entity related to certain of the Company’s officers and directors (“QAT II”), automatically converted into Units at $1.20 per Unit.  As a result, QAT II will be issued 4,443,654 shares of Common Stock and Warrants to purchase an aggregate of 4,443,654 shares of Common Stock.  Additionally, certain bridge loans made by QAT II to the Company, including accrued interest, aggregating $2,793,188 (based on a conversion price of €1.00 to $1.3929 on October 8, 2010) automatically converted into Units at $1.20 per Unit.  The bridge loan conversion will result in the issuance of 2,327,657 shares of Common Stock and Warrants to purchase up to 2,327,657 shares of Common Stock.

The Warrants sold in the Offering and issued to QAT II entitle the holders to purchase shares of Common Stock reserved for issuance thereunder for a period of five years from the date of issuance and contain certain anti-dilution rights on terms specified in the Warrants.  In the event (i) the trading price the Common Stock exceeds $2.25 for twenty consecutive trading days and (ii) there is an effective registration statement with a current prospectus on file with the Securities and Exchange Commission (the “Commission”), the Company has the option to redeem the Warrants.

The Company is obligated to register the Common Stock underlying the Units and Warrants on a registration statement to be filed in connection with the Offering. In addition the investors are entitled to unlimited piggy-back registration rights.

The Units have not been registered under the Securities Act, or any state securities laws, and were offered and sold only in the United States and Europe to “accredited investors” (as defined in Rule 501(a) of the Securities Act) pursuant to an exemption from registration under Section 4(2) of the Securities Act.  Neither the Commission nor any state securities commission or regulatory body has approved or disapproved the securities.  Any representation to the contrary is a criminal offense.

Dawson James Securities, Inc. acted as selling agent in the Offering.  Greenberg Traurig, LLP acted as counsel to Dawson James and Ellenoff Grossman & Schole LLP acted as counsel to the Company.

About Elephant Talk Communications

Elephant Talk Communications, Inc. (OTCBB: ETAK) is an international provider of business software and services to the telecommunications and financial services industry. The company enables both mobile carriers and virtual operators to offer a full suite of products, delivery platforms, support services, superior industry expertise and high quality customer service without substantial upfront investments from clients. Elephant Talk provides global telecommunication companies, mobile network operators, banks, supermarkets, consumer product companies, media firms, and other businesses a full suite of products and services that enables them to fully provide telecom services as part of their business offerings. The company offers various dynamic products that include remote health care, credit card fraud prevention, mobile internet ID security, multi-country discounted phone services, loyalty management services, and a whole range of other emerging customized mobile services. For more information visit www.elephanttalk.com.

Forward Looking Statements

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to the Company’s plans and objectives, projections, expectations and intentions.  These forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in the Company’s filings with the Securities and Exchange Commission (SEC), copies of which are available from the SEC or may be obtained upon request from the Company.

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Contact:	Investors:

Elephant Talk Communications Inc.	Alliance Advisors, LLC
Claire Hope, Manager PR & Marketing	Thomas P. Walsh
Tel: + 44 020 31708125	Tel: + 1 212-398-3486
Claire.hope@elephanttalk.com	twalsh@allianceadvisors.net